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Coopers        Coopers & Lybrand L.L.P.               2080 Kettering Tower
& Lybrand      a professional services firm           Dayton, Ohio
                                                      45423-2080
                                                      telephone (937)223-5185
                                                      facsimile (937)222-9227




February 25, 1997


Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Gentlemen:

We have read the statements made by NCR Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of February, 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/Coopers & Lybrand L.L.P.
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   Coopers & Lybrand L.L.P.